Exhibit 10.3

AMENDMENT TO OFFER

LETTER

American Battery Technology Company, a Nevada corporation (the “Company”) and Andrés Meza do hereby amend the Offer Letter dated January 3, 2023, as follows:

Immediately following the last sentence of Section 4.6, the following sentence is hereby added: “Notwithstanding anything in this Offer Letter to the contrary, upon the occurrence of a Change of Control, all of your unvested equity compensation, including but not limited to RSUs, options, or warrants, shall vest immediately and be fully exercisable.”

Within Section 4.6, the following clause is hereby removed: “(a) all unvested equity compensation, including but not limited to options or warrants, shall vest immediately upon you becoming entitled to CIC Severance Payment and (b)”.

For bonus compensation for Fiscal Year 2024, the following shall be added to Schedule A-1:

SCHEDULE A-1

Fiscal Year 2024 Bonus Milestone Criteria

Bonus Compensation Milestones

Weighting of each milestone is identified below.

1. TRIC Recycling Operations - 15%: Achieve Board of Directors approved Recycling Manufacturing FY24 Ramp Plan

2. Recycling Technology - 15%: Complete Phase 2.0 Design and place purchase orders for all major equipment

3. Tonopah Flats Resource – 15%: Publish Measured and Indicated Resource Report

4. Primary Lithium Technology - 15%: Produce lithium hydroxide volume from pilot plant to achieve R&D and process development requirements as approved by the Board of Directors

5. EH&S - 10%: Achieve 95% of employees trained on all assigned Safety Training

6. Finance – 10%: Achieve capital raise and cash management metrics in the Board of Directors approved Capital Plan

7. Compliance - 10%: Company will be in compliance with terms of all contracts and reporting requirements demonstrated by maintaining good standing on all government contracts, meeting all SEC rules and regulations, and achieving no identified material weaknesses in internal controls during the FY24 audit

8. Governance - 10%: Achieve Board of Directors approved Governance Plan

For the avoidance of doubt, the bonus equity compensation set forth in Schedule A(3) shall be repeated in the same amounts for Fiscal Year 2024, using the Bonus Milestone Criteria set forth above. Upon achievement of the Bonus Milestone Criteria for Fiscal Year 2024, the equity award shall be calculated as of the date of mutual execution of this Amendment.

American Battery Technology Company, a Nevada corporation

Signature:	/s/ Ryan Melsert	Signature:	/s/ Andrés Meza

Name:	Ryan Melsert	Name:	Andrés Meza